UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 3, 2012

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 3, 2012, Equifax Inc. (the “Company”) held its annual meeting of shareholders in Atlanta, Georgia (the “Annual Meeting”). At the Annual Meeting, the holders of 102,722,481 shares of common stock, which represents approximately 85 percent of the 120,182,226 outstanding shares entitled to vote as of the record date of March 5, 2012, were represented in person or by proxy.

The final results of voting on each of the matters submitted to a vote of security holders during the Annual Meeting are set forth below.

1.	Votes regarding the election of the nominees listed below as directors of the Company were as follows:

Director	For	Against	Abstain

James E. Copeland, Jr.	87,168,224	4,025,772	259,615
Robert D. Daleo	86,705,815	4,492,282	255,514
Walter W. Driver, Jr.	76,917,881	14,283,883	251,847
Mark L. Feidler	87,168,660	4,035,564	249,387
L. Phillip Humann	76,553,480	14,062,784	837,347
Siri S. Marshall	86,082,581	5,124,615	246,415
John A. McKinley	87,141,797	4,060,730	251,084
Richard F. Smith	85,533,990	5,672,158	247,463
Mark B. Templeton	86,217,798	4,986,171	249,642

There were 11,268,870 broker non-votes with respect to each director nominee listed above.

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors for a term expiring at the annual meeting of shareholders in 2013 or until their respective successors have been duly elected and qualified or the director’s earlier resignation, death or removal.

2.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012 received the following votes:

Votes for approval	101,219,109
Votes against approval	1,353,159
Abstentions	150,713

There were no broker non-votes on this proposal.

Based on the votes set forth above, the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company to serve for 2012 was duly ratified by the Company’s shareholders.

3.	The nonbinding advisory resolution to approve executive compensation received the following votes:

Votes for approval	70,355,504
Votes against approval	20,666,755
Abstentions	431,352

There were 11,268,870 broker non-votes on this resolution.

Based on the votes set forth above, the nonbinding advisory resolution to approve executive compensation was approved.

Item 7.01  Regulation FD Disclosure.

The information disclosed under Item 5.07 is incorporated in this item by reference.

On May 3, 2012, the Company issued a press release announcing, among other matters disclosed, that its Board of Directors has authorized the repurchase of up to an additional $200 million of its common stock in connection with a previously authorized share repurchase program.   This amount is in addition to the approximately $112.1 in unused Board authorization which was available at March 31, 2012 under the existing share repurchase program.  Repurchases under the program will be effected from time to time through open market and privately negotiated transactions, subject to market conditions.  The program has no stated expiration date.  A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

The information provided in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibit No.	Description
99.1	Press release of Equifax Inc. dated May 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2012	EQUIFAX INC.

/s/ Kent E. Mast
Kent E. Mast
Corporate Vice President and Chief Legal Officer

Exhibit Index

The following exhibit is being furnished with this report:

Exhibit No.	Description

99.1	Press release of Equifax Inc. dated May 3, 2012